GLOBALSTAR ANNOUNCES 2014 SECOND QUARTER RESULTS

Quarterly highlights include increases in consolidated revenue, subscriber additions, ARPU and Adjusted EBITDA.

Covington, LA – (August 11, 2014) – Globalstar, Inc. (NYSE MKT: GSAT) today announced its financial results for the three-month period ended June 30, 2014.

SECOND QUARTER FINANCIAL REVIEW

Revenue

Revenue was $24.0 million for the second quarter of 2014 compared to $19.8 million for the second quarter of 2013, an increase of 21%, due to increases in both service revenue and revenue from subscriber equipment sales.

Service revenue was $17.9 million for the second quarter of 2014 compared to $15.4 million for the second quarter of 2013, an increase of 16%. Growth in Duplex service revenue of 30% was the primary driver of increased service revenue. Duplex service revenue was driven by the increase in total paying subscribers, an increase in usage and an increase in the average price of recurring service plans across the subscriber base. In comparison to the second quarter of 2013, after adjusting for the subscriber deactivation process the Company initiated in the second quarter of 2014, total Duplex subscribers and Duplex ARPU increased. The acceleration of Duplex growth is representative of Globalstar’s restored market presence within one year of placing all second-generation satellites into operation. Over the past year, the Company added approximately 7,900 net paying Duplex subscribers, 13,000 SPOT subscribers and 50,000 Simplex subscribers.

Service revenue for both SPOT and Simplex during the second quarter of 2014 also increased compared to the second quarter of 2013. End of period SPOT and Simplex subscribers increased 6% and 24%, respectively from June 30, 2013 to June 30, 2014. Growth was driven by a combination of new market penetration and new product introductions over the last 12 months, including the introduction of SPOT Gen3 and the recent market introduction of the STX III transmitter.

Revenue from subscriber equipment sales was $6.1 million in the second quarter of 2014, a 38% increase from the second quarter of 2013. Duplex equipment sales revenue decreased slightly during the second quarter of 2014 compared to the second quarter of 2013, resulting from higher than usual Duplex sales in the second quarter of 2013 due to the release of the SPOT Global Phone during that period. The year over year decrease in sales from SPOT Global Phone during the second quarter of 2014 was offset in part by an increase in sale of other Duplex products during the current quarter. Revenue from Simplex equipment sales increased over 50% from the second quarter of 2013 to the second quarter of 2014. This increase was due to a significant increase in demand for M2M asset monitoring products including the previously announced sale to the Ecuadorian fishing fleet. Revenue from SPOT equipment sales increased 76% from the second quarter of 2013. This increase was due to the release of SPOT Gen3 and SPOT Trace, which were not included in the Company's product mix during the second quarter of 2013.

Net Loss

Net loss during the second quarter of 2014 reflected the impact of substantial non-cash charges resulting from an increase in the value of the Company’s derivative instruments, which was driven primarily by a 60% increase in the Company’s stock price during the second quarter of 2014. The Company reported a net loss of $433.7 million for the second quarter of 2014, driven almost entirely by non-cash charges, compared to $126.3 million for the second quarter of 2013. Net loss for the second quarter of 2014 also included a non-cash charge for the extinguishment of debt, which was resulted from the value of the equity issued in connection with note conversions during the second quarter of 2014. This included the April 2014 automatic conversion into common stock of the 8.00% Notes Issued in 2009 as a result of the increase in the Company’s share price and additional conversions of an additional principal amount of 8.00% Notes Issued in 2013.

Adjusted EBITDA

Adjusted EBITDA was $5.0 million for the second quarter of 2014 compared to $2.9 million in the second quarter of 2013, an increase of 70%. This increase was due to a $4.2 million increase in revenue offset by a $2.1 million increase in total operating expenses (excluding EBITDA adjustments). Growth was driven primarily by increases in high margin Duplex service revenue and the margin contribution of Simplex and SPOT equipment revenue.

Jay Monroe, Chairman and CEO of Globalstar, commented, “This quarter’s financial results are the best in many years and we are pleased to see a material increase in the most critical metrics that drive our business. Globalstar has continued to increase market share and expand its footprint in international markets where we have a competitive advantage across multiple product lines. It has been less than one year since we restored the satellite constellation and we are encouraged by the Company’s financial results. The NYSE MKT listing in April has provided a welcomed stage for the Company’s resurgence. Further, in May and June, we completed two important comment period milestones in the regulatory proceeding before the FCC. The public comment cycle is now complete, and we look forward to the adoption of the Commission’s proposed rules which we expect before the end of this year.”

OPERATIONAL AND REGULATORY UPDATE

Regulatory Reform for Terrestrial Spectrum Authority

•
On November 1, 2013, the FCC voted unanimously to release proposed rules that would permit Globalstar to provide low-power terrestrial mobile broadband services over 22 MHz of spectrum, including use of Globalstar’s licensed S-band spectrum. On May 5 and June 4, 2014 interested parties submitted initial and reply comments with regard to the FCC’s proposed rules.

New York Stock Exchange Listing

•
On April 21, 2014, the New York Stock Exchange initiated trading of Globalstar’s common stock on its NYSE MKT under the ticker symbol “GSAT.” NYSE MKT is a fully integrated trading venue within the NYSE Euronext community and leverages the NYSE’s advanced and innovative market model.

Conversion of Convertible Senior Unsecured Notes

•
On April 15, 2014, the increase in the Company's stock price triggered the automatic conversion feature in Globalstar’s $37.8 million 8.00% Notes Issued in 2009. Pursuant to the terms of the Second Supplemental Indenture, the automatic conversion was triggered when the closing price of Globalstar's common stock exceeded 200% of the Conversion Price of the Notes for a period of 30 consecutive trading days.

•
On May 20, 2014, the make-whole provision of the Fourth Supplemental Indenture became effective. This drove the conversion of $17.3 million principal amount of 8.00% Notes Issued in 2013 submitted for conversion through June 30, 2014.

•	Over the past 12 months, the conversions of the 2011 5.0% Notes, 8.00% Notes Issued in 2009 and the 8.00% Notes Issued in 2013 reduced the Company's total indebtedness by $110.4 million.

CONFERENCE CALL

The Company will conduct an investor conference call today, August 11, 2014, at 5:00 p.m. EDT to discuss second quarter 2014 financial results.

Details are as follows:
Conference Call:
5:00 p.m. EDT

Investors and the media are encouraged to listen to the call through the Investor Relations section of the Company's website at www.globalstar.com/investors.

If you would like to participate in the live question and answer session following the Company's conference call, please dial 1 (800) 446-2782 (US and Canada), 1 (847) 413-3235 (International) and use the participant pass code 37627367.

Audio Replay:
A replay of the earnings call will be available for a limited time and can be heard after 7:30 p.m. EDT on August 11, 2014. Dial: 1 (888) 843-7419 (US and Canada), 1 (630) 652-3042 (International) and pass code 3762 7367#.

About Globalstar, Inc.
Globalstar provides mobile satellite voice and data services. Globalstar offers these services to commercial customers and recreational consumers in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems, flexible airtime service packages and the SPOT family of mobile satellite consumer products including the SPOT Satellite GPS Messenger. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications. Note that all SPOT products described in this press release are the products of Spot LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

Investor contact information:

Email
investorrelations@globalstar.com

Phone
(985) 335-1538

Safe Harbor Language for Globalstar Releases

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our expectations with respect to actions by the FCC, future increases in our revenue and profitability and other statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release are accurate as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

 GLOBALSTAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,
	2014	2013
Revenue:
Service revenues	$17,887	$15,409
Subscriber equipment sales	6,107	4,426
Total revenue	23,994	19,835
Operating expenses:
Cost of services (exclusive of depreciation, amortization, and accretion shown separately below)	7,120	7,205
Cost of subscriber equipment sales	4,332	3,587
Cost of subscriber equipment sales - reduction in the value of inventory	7,317	—
Marketing, general, and administrative	8,247	6,577
Depreciation, amortization, and accretion	22,013	22,067
Total operating expenses	49,029	39,436
Loss from operations	(25,035)	(19,601)
Other expense:
Loss on extinguishment of debt	(16,484)	(47,240)
Loss on equity issuance	—	(13,969)
Interest income and expense, net of amounts capitalized	(13,864)	(15,216)
Derivative gain (loss)	(376,283)	(29,903)
Other	(1,092)	(224)
Total other income (expense)	(407,723)	(106,552)
Loss before income taxes	(432,758)	(126,153)
Income tax expense	972	119
Net loss	(433,730)	$(126,272)

Loss per common share:
Basic	$(0.48)	$(0.25)
Diluted	(0.48)	(0.25)

Weighted-average shares outstanding
Basic	904,994	496,169
Diluted	904,994	496,169

 GLOBALSTAR, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(Dollars in thousands)
(unaudited)

	Three Months Ended June 30,
	2014	2013

Net loss	(433,730)	$(126,272)

Interest income and expense, net	13,864	15,216
Derivative (gain) loss	376,283	29,903
Income tax expense	972	119
Depreciation, amortization, and accretion	22,013	22,067
EBITDA	(20,598)	(58,967)

Reduction in the value of inventory	7,317	—
Non-cash compensation	622	335
Research and development	52	125
Foreign exchange and other	1,092	224
Loss on extinguishment of debt	16,484	47,240
Loss on equity issuance	—	13,969
Adjusted EBITDA (1)	4,969	$2,926

(1)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, R&D costs associated with the development of new products, and certain other significant charges. Management uses Adjusted EBITDA in order to manage the Company's business and to compare its results more closely to the results of its peers. EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to GAAP measurements, such as net income/(loss). These terms, as defined by us, may not be comparable to a similarly titled measures used by other companies.

The Company uses Adjusted EBITDA as a supplemental measurement of its operating performance. The Company believes it best reflects changes across time in the Company's performance, including the effects of pricing, cost control and other operational decisions. The Company's management uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget. The Company believes that Adjusted EBITDA also is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, Adjusted EBITDA does not include interest expense on borrowed money or depreciation expense on our capital assets or the payment of income taxes, which are necessary elements of the Company's operations. Because Adjusted EBITDA does not account for these expenses, its utility as a measure of the Company's operating performance has material limitations. Because of these limitations, the Company's management does not view Adjusted EBITDA in isolation and also uses other measurements, such as revenues and operating profit, to measure operating performance.

 GLOBALSTAR, INC.
SCHEDULE OF SELECTED OPERATING METRICS
(Dollars in thousands, except subscriber and ARPU data)
(unaudited)

	Three Months Ended June 30,
	2014		2013
	Service	Equipment	Service	Equipment
Revenue
Duplex	6,943	1,701	$5,363	$1,923
SPOT	7,037	1,652	6,853	938
Simplex	2,227	2,041	1,634	1,346
IGO	301	430	256	179
Other	1,379	283	1,303	40
	17,887	6,107	$15,409	$4,426

	Reported
Average Subscribers
Duplex	60,253		83,974
SPOT	226,832		213,788
Simplex	257,439		201,834
IGO	39,258		40,360

ARPU (1)
Duplex	$38.41		$21.29
SPOT	10.34		10.69
Simplex	2.88		2.70
IGO	2.56		2.11

	Adjusted (2)
Average Subscribers
Duplex	60,253		57,314
SPOT	226,832		213,788
Simplex	257,439		201,834
IGO	39,258		40,360

ARPU (1)
Duplex	$38.41		$31.18
SPOT	10.34		10.69
Simplex	2.88		2.70
IGO	2.56		2.11

(1)
Average monthly revenue per user (ARPU) measures service revenues per month divided by the average number of subscribers during that month. Average monthly revenue per user as so defined may not be similar to average monthly revenue per unit as defined by other companies in the Company's industry, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company's statement of income. The Company believes that average monthly revenue per user provides useful information concerning the appeal of its rate plans and service offerings and its performance in attracting and retaining high value customers.

(2)
During the first quarter of 2014, the Company deactivated approximately 26,000 suspended or non-paying Duplex subscribers. Adjusted average subscribers in the table above exclude these 26,000 subscribers from the prior periods for comparability.

During the first quarter of 2013, the Company deactivated approximately 36,000 suspended or non-paying SPOT subscribers. Adjusted average subscribers in the table above exclude these 36,000 subscribers from the prior periods for comparability.